Exhibit 4.5

Execution Copy

FIRST AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF JUNE 22, 2010

AMONG

WESTWAY GROUP INC.,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

REGIONS BANK,

AS SYNDICATION AGENT,

CAPITAL ONE, N.A.

RABOBANK NEDERLAND

SUNTRUST BANK

AND

BBVA COMPASS,

AS DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “First Amendment”) dated as of June 22, 2010, is among Westway Group Inc., a Delaware corporation (the “Borrower”); each Guarantor (together with the Borrower, each an “Obligor”); each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Credit Agreement dated as of November 12, 2009 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Majority Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The definition of Treasury Management Agreement is hereby amended to read as follows:

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, auto-borrow, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services provided by a Treasury Management Counterparty for the benefit of the Borrower or a Subsidiary including the Overdraft Facility as long as a Lender or any Affiliate of such Lender is a party thereto.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Overdraft Facility” means that certain Overdraft Facility, dated as of June 22, 2010, as the same may be amended and revised from time to time, among Westway Holdings Netherlands BV, as the company, and JPMorgan, as the bank, including any Schedules, Exhibits, Annexes or other documents attached or related thereto.

“Overdraft Outstanding” means the sum of the outstanding overdraft amounts advanced pursuant to the Overdraft Facility in U.S Dollars, or a U.S. Dollar Equivalent as calculated on the date such an amount is advanced, combined with the accumulated interest on such amounts.

2.2 Amendments to Section 2.01. Section 2.01 is hereby amended to read:

“Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of (i) the total Revolving Credit Exposures and (ii) the Overdraft Outstanding exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.”

2.3 Amendments to Section 9.02. Section 9.02 is hereby amended to delete the “and” prior to clause (h); to substitute clause “(i)” for clause “(h)”; and to add the following new clause (h) prior to clause (i):

“(h) Overdraft Outstandings in an amount up to $10,000,000 or the U.S. Dollar Equivalent thereof, and any guarantee by the Borrower thereof; and”

2.4 Amendments to Section 9.16. Section 9.16 is hereby amended to read:

“Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the Overdraft Facility or Capital Leases creating Liens permitted by Section 9.03(c)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.”

Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

3.2 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment. The parties agree that this First Amendment is a Loan Document.

4.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 No Oral Agreement. This First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.5 GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	WESTWAY GROUP INC.

	By:	/s/ Thomas A. Masilla, Jr. CFO
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer 6/22/10

SIGNATURE PAGE 1

First Amendment

GUARANTORS:	WESTWAY TERMINAL COMPANY LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

WESTWAY TERMINAL CINCINNATI LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer and Secretary

WESTWAY FEED PRODUCTS, LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Chief Financial Officer

WESTWAY HOLDINGS INTERNATIONAL, LLC

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Authorized Representative

WESTWAY INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Thomas A. Masilla, Jr.
	Name:	Thomas A. Masilla, Jr.
	Title:	Secretary

SIGNATURE PAGE 2

First Amendment

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Swing Line Lender

	By:	/s/ Kathryn G. Broussard
	Name:	Kathryn G. Broussard
	Title:	Senior Vice President

SIGNATURE PAGE 3

First Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Kathryn G. Broussard
	Name:	Kathryn G. Broussard
	Title:	Senior Vice President

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:
Name:
Title:

SIGNATURE PAGE 4

First Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

	By:	/s/ Scott J. Sarrat
Name:
Title:

CAPITAL ONE, N.A.

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:
Name:
Title:

SIGNATURE PAGE 4

First Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:
	Name:	Katharine Kay
	Title:	SVP

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

By:
Name:
Title:

SIGNATURE PAGE 4

First Amendment

LENDERS:	JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

REGIONS BANK

By:
Name:
Title:

CAPITAL ONE, N.A.

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND” NEW YORK BRANCH

	By:	/s/ Jeff P. Geisbaner
	Name:	Jeff P. Geisbaner
	Title:	Vice President

	By:	/s/ Rebecca O. Morrow
	Name:	Rebecca O. Morrow
	Title:	Executive Director

SIGNATURE PAGE 4

First Amendment

SUNTRUST BANK

By:	/s/ Carmen J. Malizia
Name:	Carmen J. Malizia
Title:	Vice President

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

First Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:	/s/ Jason Consoli
Name:	Jason Consoli
Title:	Senior Vice President

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:
Name:
Title:

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

First Amendment

SUNTRUST BANK

By:
Name:
Title:

COMPASS BANK

By:
Name:
Title:

WHITNEY NATIONAL BANK

By:
Name:
Title:

COBANK ACB

By:	/s/ James M. Flaherty
Name:	James M. Flaherty
Title:	Vice President

SOCIETE GENERALE

By:
Name:
Title:

SIGNATURE PAGE 5

First Amendment